UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2005

SCHICK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

State of Delaware	000-22673	11-3374812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30-00 47th Avenue

Long Island City, New York 11101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 937-5765

(Former Name or Former Address, if

Changed Since Last Report)

ITEM 8.01. OTHER EVENTS

On December 15, 2005, Schick Technologies, Inc. issued a press release announcing that it has been approved for listing on the Nasdaq National Market (NNM). The Company’s common stock is to begin trading on the NNM under its current ticker symbol, SCHK, on Tuesday, December 20, 2005.

A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 99.1:     Press Release, dated December 15, 2005, issued by Schick Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHICK TECHNOLOGIES, INC.
(Registrant)

Date:	December 15, 2005
By: /s/ Zvi N. Raskin
Zvi N. Raskin
Secretary and General Counsel